Exhibit 10.2

UNFUNDED DEFERRED COMPENSATION PLAN FOR THE DIRECTORS OF LINCOLN BANK (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

1.	This Plan shall be unfunded so that the Lincoln Bank (hereinafter known as the “Bank”) is under a mere contractual duty to make payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured by a pledge of assets or in any other way. This Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Bank, any Director, or any other person. Neither a Director nor any beneficiary of a Director shall have the power to transfer, assign, anticipate, or otherwise encumber in advance any of the payments that may become due hereunder, nor shall any of such payments be subject to attachment, garnishment, or execution or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

2.	Each Director may elect to have any portion or all of his or her calendar year fees deferred by filing a written election with the Secretary of the Bank prior to January 1st of the calendar year for which the deferral is made. The election may not be modified or revoked after the beginning of such calendar year. Elections may be modified or revoked as of the close of any calendar year, but any such modification or revocation shall be effective only as to fees for subsequent calendar years. The deferral election shall be made on an election form (“Election Form”) in the form attached hereto as Exhibit A, and the deferral election shall continue from time to time until revoked or modified by the Director. A person who becomes a Director after January 1st of a calendar year may elect to have any portion or all of his or her fees for such calendar year deferred by filing a written election with the Secretary of the Bank within 30 days after becoming a Director; provided, however, that such election will only cover fees paid for services rendered after the date on which the election is received by the Bank. If he or she does not file such an Election Form by such date, the Director will be deemed to have elected not to defer fees herein. As used herein, “fees” means any retainer fees or meeting fees which an individual receives or is entitled to receive as a Director, including fees that accrue on account of service on any committee of Directors and fees that are payable for services over and above those normally expected of Directors and performed at the request of the Chairman of the Bank.

3.	A Director’s election to defer fees shall continue from calendar year to calendar year unless the Director revokes or modifies it in writing as provided in paragraph 2 hereof.

4.	The Bank shall maintain a memorandum account for each Director participating in the Plan with respect to deferred fees and shall credit such account quarterly with interest. The rate of interest for a quarter will be the highest, rate offered by the Bank to the general public for any period of seven consecutive calendar days during such quarter on new insured savings accounts, regardless of term. Interest will be compounded quarterly and credited to the accounts as of the last day of each quarter. The daily balance method will be used to calculate interest on the accounts. Interest will be based on an actual 365 day basis.

5.	Amounts which are deferred under the Plan, together with accumulated interest, shall be paid in accordance with the Director’s applicable Election Form and the requirements set forth in paragraph 6; provided, however, that payment must commence or be made not later than the first day of the first calendar year which begins on or after the later of (i) the date on which the Director ceases to be a director of the Bank or (ii) the date on which the Director attains the age specified by the retirement income test of the Social Security Act [Section 203(f))3), as amended, or the corresponding provision then in effect]; provided further, that payment may commence or be made only as of the first day of a calendar year and installment payments may be made only as of the first day of a calendar month. Amounts which are held pending distribution shall continue to accrue interest at the stated interest rate. In the case of amounts payable in monthly or annual installments, each installment shall be equal to the aggregate amount in the Director’s account as of the end of the month prior to the installment payment date, multiplied by a fraction whose numerator is one (1) and whose denominator is the number of installments (including the installment that becomes payable as of such date) remaining.

6.	The manner and date in which a Director’s deferred fees are to be distributed to that Director shall be designated by that Director in the Election Form executed by that Director. The distribution options available to a Director shall include:

(i)	lump sum, or

(ii)	monthly or annual installments over a period between 5 and 10 years

Subject to paragraph 5, the Director shall designate in the Election Form the year in which distribution is to be made or begin. Notwithstanding anything contained in this paragraph to the contrary, the following special rules shall govern distributions made under this Plan;

(iii)	A Director shall be permitted to change the manner in which the deferred fees are to be distributed by completing a new Election Form which provides for a change in the manner of payment which is effective no earlier than 12 months after the Election Form is completed and is effective at least two (2) calendar years before the calendar year during which occurs the earlier of the date on which the person ceases to be a Director or the date on which distribution of the Director’s deferred fees would have been made but for the change in election; provided, however, that no change in the manner in which the deferred fees are to be distributed shall be permitted if it accelerates the time or schedule of any distribution, and provided further that, except in the case of death or disability, the first payment with respect to which such change is made must be deferred for a period of not less than 5 years from the date such payment would have been made but for the change in election. Any completed Election Form which does not meet the timing requirements of this subparagraph (iii) or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be null and void.

(iv)	If a Director fails to complete an Election Form, amounts credited to his or her account shall automatically be distributed in a single lump sum as soon as practicable after the January 1 immediately following the date on which the Director ceases to be a Director.

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7.	If any former Director becomes a director, proprietor, officer, partner, or employee of, or otherwise becomes affiliated with, any bank or savings institution in the State of Indiana that competes with the Bank, or if a former Director shall refuse a reasonable request of the Bank to perform consulting services for it after he or she retires from the Bank’s Board of Directors, any deferred fees and interest remaining payable to such person under the Plan shall be payable immediately at the option of the Bank (but only to the extent such acceleration of payment is permitted in accordance with Treasury Regulations issued with respect to Section 409A of the Code).

8.	Each Director may file with the Bank a written designation of one or more persons as the beneficiaries who shall be entitled to receive any amounts remaining payable under the Plan after his or her death. The election shall be made in the form attached hereto as Exhibit B. A Director from time to time may revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Bank. The last such designation received by the Bank shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Bank prior to the Director’s death. If any amount payable under the Plan at or after the death of the Director cannot be paid to the Director’s designated beneficiary, either because the Director failed validly to designate a beneficiary or because the beneficiary designated by the Director is not living at the time the amount becomes payable, the legal representative of such deceased Director shall receive the payments. A Director may make a time and method of payment election regarding amounts that become payable during his or her lifetime and different time and method of payment election with respect to amounts becoming payable after his or her death, assuming those elections are made at the times permitted by this Plan and otherwise comply with the conditions for such elections provided in the Plan. Unless a Director elects otherwise, all amounts becoming payable with respect to a Director after his or her death shall be paid in one lump sum as of the January 1 coinciding with or next following such death.

9.	Each person receiving a payment under this Plan shall be responsible for the Federal, state and local income tax consequences of such payment. Where applicable, the Bank shall withhold taxes from each distribution.

10.	This Plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provisions hereof restrict the right of the Bank to discharge the recipient, or restrict the right of a recipient to terminate his or her employment or status as a Director.

11.	The President of the Bank shall be empowered to place the Plan in effect under such additional conditions and terms as shall not be inconsistent with the terms stated above and as shall not jeopardize the status of the Plan as a deferred compensation plan allowing a Director of the Bank not to include the deferred amount, including interest, in gross income under the Federal income tax law until the taxable year or years such amounts are actually paid.

12.	If a Change in Control occurs prior to the date a Director’s benefits hereunder commence and either the Director’s service as a Director terminates in connection with such Change

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in Control or the Bank directs that such payment be made to Director in connection with the Change in Control, Director shall be paid the amounts he has deferred hereunder, together with accumulated interest hereunder, in five annual installments with the first such installment commencing within 30 days following the Change in Control. For purposes of this paragraph 12, “Change in Control” shall mean a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as shall be prescribed by regulations adopted by the Internal Revenue Service under Section 409A(a)(2)(v) of the Internal Revenue Code of 1986, as amended.

13.	With respect to any benefit payable as a result of termination of or separation from employment, termination of or separation from employment shall be determined by reference to the Bank and all members of any controlled group (determined under Section 414(b) of the Code) or trades or businesses under common control (determined under Section 414(c) of the Code) that includes the Bank.

14.	To the extent the Director is a “key employee” (as defined in Section 416(i) of the Code determined without regard to paragraph (5) thereof) of a corporation whose stock is publicly traded on an established securities market or otherwise, within the meaning of Section 409A(a)(2)(B)(i) of the Code, no distribution of benefits for reasons other than death or disability (as defined in Section 409(A)(a)(2)(C) of the Code), a Change in Control, or the Director’s attainment of the age specified by the retirement income test of the Social Security Act may commence before the date which is six months after the Director’s date of separation from service (or, if earlier, the date of the Director’s death).

15.	This Plan shall govern the distribution of benefits earned or vested under the Plan on and after January 1, 2005. Benefits earned and vested under the Plan prior to January 1, 2005 shall be governed by the terms of the Plan as in effect on December 31, 2004.

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EXHIBIT A

LINCOLN BANK
DIRECTORS DEFERRED FEE PLAN

Election to Defer Receipt of Fees

        Pursuant to the Unfunded Deferred Compensation Plan for the Directors of Lincoln Bank (the “Plan”), the undersigned Director hereby elects to defer receipt of the following compensation to be earned as a Director:

        My election shall take effect as follows:

[ ]	beginning January 1 of the year following this election.

[ ]	beginning immediately as to all fees not yet earned. [Note: This may be elected only if the Plan did not exist or the Director was not a Director on January 1 of the Year of this election.)

        Distributions from the Plan shall be made according to the following method:

[ ]	lump sum payment.

[ ]	monthly installments (number of installments not to be less than 60 nor exceed 120).

[ ]	annual installments (number of installments not to be less than 5 nor exceed 10).

        Distributions from the Plan to me shall be made or commence as of the January 1 coinciding with or next following:

[ ]	the date on which I cease to be a director of the Bank.

[ ]	the date on which I attain my Social Security retirement age.

[ ]	the earlier of the foregoing dates.

[ ]	the later of such foregoing dates;

provided, however, that the distribution of benefits hereunder is subject to the provisions of Section 14 of the Plan.

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        Distributions from the Plan after my death shall be made according to the following method and at the following times:

[ ]	lump sum payment

[ ]	monthly installments commencing as of the January 1 coinciding with or next following such death (number of installments not to exceed 120). [Note: If installment payments commence before the Director’s death, Payment to the Director’s beneficiary or legal representative will commence as of the next date after such death as of which an installment would have been payable to the Director but for such death, and the number of months specified will be reduced by the number of monthly installments that become payable before such death and the monthly equivalent of the number of annual installments that became payable before such death.)

[ ]	annual installments commencing as of the January 1 coinciding with or next following my death (number of installments not to exceed 10). [Note: If installment payments commence before the Director’s death, the number of years specified will be reduced by the number of annual installments that became payable before such death and the annual equivalent of the number of monthly installments that became payable before such death.)

All changes in the manner and dates of payment of benefits under the Plan are subject to the restrictions in Section 6(iii) of the Plan.

DATED: _______________________________	_______________________________________ Director's Signature

Lincoln Bank hereby acknowledges receipt of the foregoing Election to Defer Receipt of Fees.

DATED: _______________________________	LINCOLN BANK By: ——————————————

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EXHIBIT B
LINCOLN BANK
DIRECTORS DEFERRED FEE PLAN

DESIGNATION OF BENEFICIARY

        In accordance with the provisions of the Lincoln Bank Directors Deferred Fee Plan (the “Plan”), and subject to the conditions on the next page hereof, the undersigned Director hereby designates the following as the beneficiary or beneficiaries of any amounts payable under the Plan upon or after his or her death, and hereby revokes all prior beneficiary designations, if any, made by him or her:

PRIMARY BENEFICIARIES:	[List name, relationship to Participant, mailing address and(if available) Social Security Number of each]

CONTINGENT BENEFICIARIES:	[List name, relationship to Participant, mailing address and (if available) Social Security Number of each]

DATE: _______________________________	_______________________________________ Director's Signature

Signature of Witness (Someone Other Than Director)
_________________________
Address of Witness
_________________________ _________________________

CONDITIONS

    1.        Unless otherwise provided on the preceding page of this designation, each payment to be made pursuant to this designation shall be paid in equal shares to those primary beneficiaries who survive the Director and are living at the time such payment becomes due or, if no primary beneficiaries survive the Director and are then living, in equal shares to those contingent beneficiaries who survive the Director and are then living.

    2.        Unless otherwise provided on the preceding page of this designation, this designation shall automatically be revoked and be of no further force or effect in the event of either of the following contingencies occurring subsequent to the date hereof.

(a)	The marriage of the Director, unless the marriage is to the sole primary beneficiary designated by this designation; or

(b)	The termination of the Director’s marriage, by dissolution, divorce or annulment, unless (i) the former spouse is not designated by this designation as a primary beneficiary or contingent beneficiary and (ii) no trust of which the former spouse is a beneficiary is designated by this designation as a primary beneficiary or contingent beneficiary.

3. The right to change this designation without the consent of any primary or contingent beneficiary is reserved. Lincoln Bank hereby acknowledges receipt of this Designation of Beneficiary.

DATE: _______________________________	LINCOLN BANK By: ——————————————